Exhibit 10.1

2005 SHORT TERM INCENTIVE AWARDS

For 2005, the awards to be paid to the named executive officers under the Company’s short term incentive plans are as follows: Mr. Adams -- $372,097; Ms. Mikkelson --$194, 916; Mr. Addison -- $193,004; Mr. Rowland - $191,637; Mr. Brown - $191,532 and Ms. Green -- $182,387.